Exhibit 4.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of December 1, 2020

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 28, 2019

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 1, 2020 by and among TREDEGAR CORPORATION, a Virginia corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Amended and Restated Credit Agreement dated as of June 28, 2019 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.           Amendments to the Credit Agreement.  The parties hereto agree that, effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement (including certain of the Exhibits and Schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including certain of the Exhibits and Schedules thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

2.            Conditions of Effectiveness.  The effectiveness of this Amendment (the date of such effectiveness, the “Amendment No. 1 Effective Date”) is subject to the satisfaction of the following conditions precedent:

(a)          The Administrative Agent (or its counsel) shall have received counterparts of (i) this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.

(b)          The Administrative Agent shall have received (i) for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, a consent fee in an amount equal to the amount previously disclosed to the Lenders and (ii) payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including reasonable fees, charges and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents to the extent provided for in Section 9.03 of the Amended Credit Agreement.

(c)          The Administrative Agent shall have made such reallocations of each Lender’s Applicable Percentage of the Revolving Credit Exposure under the Amended Credit Agreement as are necessary in order that the Revolving Credit Exposure with respect to such Lender reflects such Lender’s Applicable Percentage of the Revolving Credit Exposure under the Amended Credit Agreement.  The Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans and the reallocation described in this clause (c), in each case on the terms and in the manner set forth in Section 2.16 of the Amended Credit Agreement.

3.            Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)          This Amendment and the Amended Credit Agreement have been duly authorized by all requisite organizational action and, if required, stockholder action, and this Amendment has been duly executed and delivered by the Borrower.

(b)             This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally.

(c)           As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

4.            Reference to and Effect on the Credit Agreement.

(a)          Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)          Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)          This Amendment is a Loan Document.

2

5.            Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.            Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7.            Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.  As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TREDEGAR CORPORATION,
as the Borrower

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title	Executive Vice President and
Chief Financial Officer

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Anthony Galea
Name:	Anthony Galea
Title:	Executive Director

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

TRUIST BANK (as successor by merger to SunTrust Bank),
as a Lender

By:	/s/ Alexander Harrison
Name:	Alexander Harrison
Title:	Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ A. Paul Dawley
Name:	A. Paul Dawley
Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Notaro
Name:	David Notaro
Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Steven L. Sawyer
Name:	Steven L. Sawyer
Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Monica Sevila
Name:	Monica Sevila
Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Daniel B. DuVal
Name:	Daniel B. DuVal
Title:	Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

FIRST HORIZON BANK,
as a Lender

By:	/s/ Todd Warrick
Name:	Todd Warrick
Title:	SVP

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Martin Green
Name:	Martin Green
Title:	Sr. Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Steven J. McCormack
Name:	Steven J. McCormack
Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

CITIBANK, N.A.,
as a Lender

By:	/s/ Michael Saurer
Name:	Michael Saurer
Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

BBVA USA, an Alabama banking corporation,
as a Lender

By:	/s/ Heather Allen
Name:	Heather Allen
Title:	Senior Vice President

Signature Page to Amendment No. 1 to
Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Amended and Restated Credit Agreement dated as of June 28, 2019 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Tredegar Corporation, a Virginia corporation, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of December 1, 2020 (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated:  December 1, 2020

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year first above written.

TREDEGAR PERFORMANCE FILMS INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

TERPHANE HOLDINGS LLC

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

BONNELL ALUMINUM, INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

BONNELL ALUMINUM (NILES), LLC

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

BONNELL ALUMINUM (CORPORATE), INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

BONNELL ALUMINUM (CLEARFIELD), INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

TREDEGAR SURFACE PROTECTION, LLC

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

TREDEGAR FAR EAST CORPORATION

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	President

TREDEGAR FILM PRODUCTS (EUROPE), INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	President

TREDEGAR INVESTMENTS II, LLC

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	President

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

TREDEGAR FILMS DEVELOPMENT, INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	President

TREDEGAR FILM PRODUCTS (LATIN AMERICA), INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	President

TAC HOLDINGS, LLC

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

BONNELL ALUMINUM (ELKHART), INC.

By:	/s/ D. Andrew Edwards
Name:	D. Andrew Edwards
Title:	Vice President

Signature Page to Consent and Reaffirmation to
Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 28, 2019
Tredegar Corporation

ANNEX A

Attached

~~EXECUTION VERSION~~

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

June 28, 2019

among

TREDEGAR CORPORATION

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

~~SUNTRUST~~TRUIST BANK, CITIZENS BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents

and

U.S. BANK NATIONAL ASSOCIATION, BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A., SUNTRUST ROBINSON HUMPHREY, INC., CITIZENS BANK, N.A. and PNC CAPITAL MARKETS LLC
as Joint Bookrunners and Joint Lead Arrangers

US-DOCS\~~107924692.7~~118424035.7

Page
ARTICLE I Definitions	1

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	~~31~~32
SECTION 1.03. Terms Generally	~~31~~32
SECTION 1.04. Accounting Terms; GAAP	~~32~~33
SECTION 1.05. Status of Obligations	~~32~~33
SECTION 1.06. Interest Rates; LIBOR Notification	~~32~~33
SECTION 1.07. Amendment and Restatement of Existing Credit Agreement	~~33~~34
SECTION 1.08. Divisions	34
ARTICLE II The Credits	~~34~~35
SECTION 2.01. Commitments	~~34~~35
SECTION 2.02. Loans and Borrowings	~~34~~35
SECTION 2.03. Requests for Revolving Borrowings	~~35~~36
SECTION 2.04. Determination of Dollar Amounts	36
SECTION 2.05. Swingline Loans	~~36~~37
SECTION 2.06. Letters of Credit	~~37~~38
SECTION 2.07. Funding of Borrowings	~~42~~43
SECTION 2.08. Interest Elections	~~43~~44
SECTION 2.09. Termination and Reduction of Commitments	~~44~~45
SECTION 2.10. Repayment of Loans; Evidence of Debt	~~45~~46
SECTION 2.11. Prepayment of Loans	~~45~~46
SECTION 2.12. Fees	~~46~~47
SECTION 2.13. Interest	~~47~~48
SECTION 2.14. Alternate Rate of Interest	~~48~~49
SECTION 2.15. Increased Costs	~~49~~50
SECTION 2.16. Break Funding Payments	51
SECTION 2.17. Taxes	~~51~~52
SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs	~~54~~55
SECTION 2.19. Mitigation Obligations; Replacement of Lenders	~~56~~57
SECTION 2.20. Expansion Option	~~57~~58
SECTION 2.21. Judgment Currency	~~58~~59
SECTION 2.22. Defaulting Lenders	~~59~~60

ARTICLE III Representations and Warranties	~~61~~62

SECTION 3.01. Organization; Powers	~~61~~62
SECTION 3.02. Authorization; Governmental Approvals	~~61~~62
SECTION 3.03. Enforceability	62
SECTION 3.04. Financial Statements	~~62~~63
SECTION 3.05. No Material Adverse Change	~~62~~63
SECTION 3.06. Title to Properties	~~62~~63
SECTION 3.07. The Subsidiaries and the Borrower	~~62~~63
SECTION 3.08. Litigation: Compliance with Laws	~~62~~63

(continued)

Page

SECTION 3.09. Agreements	~~62~~63
SECTION 3.10. Federal Reserve Regulations	~~63~~64
SECTION 3.11. Investment Company Act	~~63~~64
SECTION 3.12. Use of Proceeds	~~63~~64
SECTION 3.13. Tax Returns	~~63~~64
SECTION 3.14. No Material Misstatements	~~63~~64
SECTION 3.15. ERISA	~~63~~64
SECTION 3.16. Environmental Matters	64
SECTION 3.17. Security Interest in Collateral	~~64~~65
SECTION 3.18. Tax Shelter Regulations	~~64~~65
SECTION 3.19. Anti-Corruption Laws and Sanctions	~~64~~65
SECTION 3.20. ~~EEA~~Affected Financial Institutions	65

ARTICLE IV Conditions	~~65~~66

SECTION 4.01. Effective Date	~~65~~66
SECTION 4.02. Each Credit Event	~~66~~67
ARTICLE V Affirmative Covenants	~~66~~67
SECTION 5.01. Existence; Businesses and Properties Compliance	~~66~~67
SECTION 5.02. Insurance	~~67~~68
SECTION 5.03. Obligations and Taxes	~~67~~68
SECTION 5.04. Financial Statements, Reports, etc	~~67~~68
SECTION 5.05. Litigation and Other Notices	~~68~~69
SECTION 5.06. ERISA	69
SECTION 5.07. Maintaining Records; Access to Properties and Inspections	~~69~~70
SECTION 5.08. Compliance with Law	~~69~~70
SECTION 5.09. Guarantors; Pledges; Additional Collateral; Further Assurances	~~69~~70
SECTION 5.10. Environmental Laws.	~~70~~71

ARTICLE VI Negative Covenants	~~71~~72

SECTION 6.01. Liens	~~71~~72
SECTION 6.02. Sale and Lease-Back Transactions	~~72~~73
SECTION 6.03. Indebtedness	~~73~~74
SECTION 6.04. Mergers, Consolidations and Sales of Assets	74
SECTION 6.05. Dividends and Distributions	~~75~~76
SECTION 6.06. Transactions with Affiliates	~~75~~76
SECTION 6.07. [Intentionally Omitted]	~~75~~76
SECTION 6.08. Leverage Ratio	76
SECTION 6.09. Interest Coverage Ratio	76
SECTION 6.10. No Further Negative Pledges	~~76~~77
SECTION 6.11. Advances, Investments and Loans	~~76~~77
SECTION 6.12. Limitation on Restricted Actions	~~76~~77
SECTION 6.13. Anti-Corruption Laws and Sanctions	~~76~~77

ii

(continued)

Page

ARTICLE VII	77

SECTION 7.01. Events of Default	77
SECTION 7.02. Remedies Upon an Event of Default.	~~79~~80

ARTICLE VIII The Administrative Agent	~~80~~81

SECTION 8.01. Authorization and Action	~~80~~81
~~SECTION 8.02~~	~~80~~
SECTION 8.02. Administrative Agent’s Reliance, Indemnification, Etc.	~~82~~83
SECTION 8.03. Posting of Communications.	~~83~~84
SECTION 8.04. The Administrative Agent Individually	~~85~~86
SECTION 8.05. Successor Administrative Agent.	~~85~~86
SECTION 8.06. Acknowledgement of Lenders and Issuing Banks.	~~86~~87
SECTION 8.07. Collateral Matters.	~~86~~87
SECTION 8.08. Credit Bidding	~~87~~88
SECTION 8.09. Certain ERISA Matters.	~~88~~89
SECTION 8.10. Certain Foreign Pledge Matters	~~89~~90
ARTICLE IX Miscellaneous	~~90~~91
SECTION 9.01. Notices	~~90~~91
SECTION 9.02. Waivers; Amendments	~~91~~92
SECTION 9.03. Expenses; Indemnity; Damage Waiver	~~93~~95
SECTION 9.04. Successors and Assigns	~~95~~96
SECTION 9.05. Survival	~~99~~100
SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution	~~99~~101
SECTION 9.07. Severability	~~100~~102
SECTION 9.08. Right of Setoff	~~100~~102
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	~~100~~102
SECTION 9.10. WAIVER OF JURY TRIAL	~~101~~103
SECTION 9.11. Headings	~~101~~103
SECTION 9.12. Confidentiality	~~101~~103
SECTION 9.13. USA PATRIOT Act	~~103~~105
SECTION 9.14. Release of Subsidiary Guarantors.	~~103~~105
SECTION 9.15. Interest Rate Limitation	~~103~~105
SECTION 9.16. No Fiduciary Duty, etc	~~103~~105
SECTION 9.17. Appointment for Perfection	~~104~~106
SECTION 9.18. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~104~~106
SECTION 9.19. Acknowledgement Regarding Supported QFCs	~~105~~107
ARTICLE X Borrower Guarantee	~~106~~108

iii

AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of June 28, 2019 among TREDEGAR CORPORATION, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, ~~SUNTRUST~~TRUIST BANK, CITIZENS BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and U.S. BANK NATIONAL ASSOCIATION,  BANK  OF  AMERICA,  N.A.  and  WELLS  FARGO  BANK,  NATIONAL ASSOCIATION, as Co-Documentation Agents.

WHEREAS, the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, are currently party to the Credit Agreement, dated as of March 1, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Lenders, the Departing Lenders (as hereafter defined) and the Administrative Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) modify and re-evidence the “Secured Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower and (b) that each Departing Lender shall cease to be a party to the Existing Credit Agreement as evidenced by its execution and delivery of its Departing Lender Signature Page;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and modify and re-evidence the obligations and liabilities of the Borrower and the other Loan Parties outstanding thereunder, which shall be payable in accordance with the terms hereof; and

WHEREAS, it is also the intent of the Borrower and the Subsidiary Guarantors to confirm that all obligations under the “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified and/or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Amendment No. 1 Effective Date, the Aggregate Commitment is $~~500,000,000~~375,000,000.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Swiss Francs, (v) Japanese Yen and (vi) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBO Screen Rate is available in the Administrative Agent’s determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of

(a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c)          the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Amendment No. 1 Effective Date” means December 1, 2020.

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

(iii) notwithstanding the foregoing, Category 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first full fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Category 3, 4 or 5 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Bank” shall have the meaning set forth in the definition of Cash Equivalents.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means each of JPMorgan Chase Bank, N.A., SunTrust Robinson Humphrey, Inc., Citizens Bank, N.A. and PNC Capital Markets LLC in its capacity a joint bookrunner and a joint lead arranger hereunder.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, a business segment, an operation within a business segment, the capital stock of a Subsidiary or any ownership interest in a joint venture) of any Loan Party or any Subsidiary whether by sale, lease, transfer or otherwise, with a ~~fair market~~book value value in excess of (a) $15,000,000 for any single disposition or (b) $30,000,000 in the aggregate during any twelve (12) month period; provided, however, that this definition shall specifically exclude any disposition of any Securities Held and any Non-Operating Properties Held.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time)

and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(d) pro forma EBITDA adjustments associated with acquisitions as if they occurred at the beginning of such period; ~~and~~

(e) pro forma EBITDA adjustments associated with Asset Dispositions relating to continuing operations as if they occurred at the beginning of such period~~.~~; and

(f) pro forma EBITDA adjustments to pension expense associated with the early payment of pension obligations as if they occurred at the beginning of such period.

“Consolidated Interest Expense” means, for any period, all interest expense (including, without limitation, the interest component under finance leases), as determined in accordance with GAAP. For the avoidance of doubt, Consolidated Interest Expense shall exclude interest expense (if any) arising from any Permitted Supplier Financing.

“Consolidated Net Income or Loss” means the consolidated net income or loss of the Borrower and its Subsidiaries as determined under GAAP.

“Consolidated Stockholders’ Equity” means, at any time (a) the sum of (i) the Borrower’s issued capital stock taken at par or stated value at such time, (ii) the Borrower’s capital surplus at such time, (iii) the Borrower’s retained earnings at such time and (iv) other amounts included directly in equity under GAAP, less (b) the Borrower’s treasury stock and minority interest in Subsidiaries at such time, all determined in accordance with GAAP.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Debt” means, at any time, all Indebtedness of the Borrower and its consolidated Subsidiaries at such time, computed and consolidated in accordance with GAAP. For the avoidance of doubt, Consolidated Total Debt shall exclude Indebtedness (if any) arising from any Permitted Supplier Financing.

“Continuing Director” means (a) any member of the Board of Directors of the Borrower on the date of this Agreement and (b) any Person whose subsequent nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors serving as such at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agent” means each of Truist Bank (as successor by merger to SunTrust Bank), Citizens Bank, N.A. and PNC Bank, National Association in its capacity as co-syndication agent for the credit facility evidenced by this Agreement.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section ~~9.18~~9.19.

“Credit Event” means a Borrowing, the issuance, amendment or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Default” means an event which upon notice or lapse of time or both would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Departing Lender” means each lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means the signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Existing Credit Agreement on the Effective Date.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirement of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Financing Subsidiary” means any Subsidiary (a) of which securities or other ownership interests representing 100% of the equity or 100% of the ordinary voting power are, at the time any determination is made, owned, controlled or held, directly or indirectly, by the Borrower, and (b) which has no outstanding Indebtedness to any Person other than the Borrower or another wholly-owned Subsidiary.

“Internal Financing Transaction” means any incurrence of Indebtedness or other obligations by any wholly-owned Subsidiary in favor of an Internal Financing Subsidiary, any transfer of assets or liabilities or other transactions between an Internal Financing Subsidiary and the Borrower or any wholly-owned Subsidiary, or any other transaction reasonably related to the foregoing all to the extent entered into in the ordinary course of business to facilitate internal financing transactions and treasury management transactions; provided, however, that in connection therewith neither the Borrower nor any wholly-owned Subsidiary shall incur any Indebtedness or transfer any assets to any Person other than the Borrower or another wholly-owned Subsidiary.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Investment” means all investments, in cash or by delivery of property, made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock, property, assets, Indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise. For the avoidance of doubt, a Restricted Payment shall not constitute an Investment.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Truist Bank (as successor by merger to SunTrust Bank), Citizens Bank, N.A., PNC Bank, National Association and each other Lender designated by the Borrower as an “Issuing Bank” hereunder that has agreed to such designation

(and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto, and, further, references herein to “the Issuing Bank” shall be deemed to refer to each of the Issuing Banks or the relevant Issuing Bank, as the context requires.

“Japanese Yen” means the lawful currency of Japan.

“Kaleo” means the Borrower’s investment in kaléo (formerly Intelliject, Inc.), a privately held specialty pharmaceutical company.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure”  means,  at  any  time,  the  sum  of  (a)  the  aggregate  undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired  by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication   No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the applicable Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks. For the avoidance of doubt, the term “Lenders” excludes the Departing Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.

“Leverage Ratio” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for the twelve (12) month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (a) Consolidated Total Debt on the last day of such period to (b) Consolidated EBITDA for such period.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to such Agreed Currency then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, finance lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement (including schedules and exhibits hereto), any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, any Letter of Credit Agreement, the Subsidiary Guaranty, the Collateral Documents and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, that such loans, advances and/or Investments made pursuant to this clause (l) shall (i) not exceed an aggregate amount of more than $75,000,000 at any time outstanding and (ii) be accounted for at original cost or amount invested, loaned or advanced for the purposes of determining compliance with this limitation.

“Permitted Lien” shall have the meaning set forth in Section 6.01.

“Permitted Receivables Related Assets” means bills, drafts, trade acceptances, accounts receivable and related bank accounts subject to any Permitted Supplier Financing.

“Permitted Supplier Financing” means a supply-chain financing transaction whereby the Borrower or any of its Subsidiaries sells to a third-party purchaser all or a portion of the bills, drafts, trade acceptances and accounts receivable owing to the Borrower or such Subsidiary from a designated customer of the Borrower or such Subsidiary (but, for the avoidance of doubt, not a sale or sales of all accounts receivable of the Borrower or any of its Subsidiaries generally); provided that:

(a) the account debtor with respect to the accounts receivable or drawee with respect to the bills, drafts or trade acceptances being sold pursuant to such transaction has been approved by the Administrative Agent (such approval shall not be unreasonably withheld and shall be automatically deemed given if the Administrative Agent shall not have notified the Borrower to the contrary within five

(5) Business Days of notice thereof);

(b) such transaction shall be evidenced by a receivables purchase agreement or other similar documentation on terms and conditions customary for supply-chain financing arrangements;

(c) the proceeds of such sales are received in cash and are in an amount equal to the face value of the sold bills, drafts, trade acceptances and accounts receivable, net of a commercially reasonable and customary discount rate based on then current market conditions;

(d) such sales are structured, and are intended to be treated, as true sales of the related bills, drafts, trade acceptances and accounts receivable without recourse to the Borrower or its Subsidiaries other than limited recourse typical of such transactions resulting from the breach of appropriate representations, warranties or covenants by the Borrower or any selling Subsidiary, as applicable, with respect to the sold bills, drafts, trade acceptances and accounts receivable; and

(e) prior to and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership or government, Governmental Authority or other entity of whatever nature.

“Personal Care Disposition” means the sale of the Interests (as defined in the Personal Care Disposition Purchase Agreement) to Fitesa Nao Tecidos S.A., a Brazilian limited liability company, Fitesa Nonwovens Holdings S.A., a Spanish limited liability company, Fitesa US LLC, a Delaware limited liability company, and Fitesa Sweden A.B., a Swedish limited company, that closed on October 30, 2020.

“Personal Care Disposition Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of August 24, 2020, by and among the Borrower, Tredegar Far East Corporation, a Virginia corporation, Tredegar Film Products (Latin America), Inc., a Virginia

corporation, and Tredegar Investments, LLC, a Virginia limited liability company, as the Sellers, and Fitesa Nao Tecidos S.A., a Brazilian limited liability company, Fitesa Nonwovens Holdings S.A., a Spanish limited liability company, Fitesa US LLC, a Delaware limited liability company, and Fitesa Sweden A.B., a Swedish limited company, as the Buyers, and for the purposes of guaranteeing the Buyers’ payment and performance obligations under the Personal Care Disposition Purchase Agreement and for the other limited purposes set forth therein, Fitesa S.A., a Brazilian company and the parent entity of the Buyers.

“Plan” means, as of any date of determination, any employee benefit plan which is covered by Title IV of ERISA and in respect of which any Loan Party or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Subsidiary” means (i) each Domestic Subsidiary and (ii) each First Tier Foreign Subsidiary which is a Material Foreign Subsidiary.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, with respect to any event, that the Borrower is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.04.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section ~~9.18~~9.19.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Borrower or an Affiliate of the Borrower shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Controller of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, but not limited to, at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions List, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means:

(a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty's Treasury of the United Kingdom; and

(b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, the United

Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, in each case as the same may be amended, supplemented or substituted from time to time.

“Sanctions Violations” means any violation of any Sanctions by the Borrower, any of its Subsidiaries or Affiliates, a Lender, an Issuing Bank or the Administrative Agent, as such Sanctions Lists or Sanctions are in effect from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii)          the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Borrower or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Held” means the securities held by the Loan Parties as set forth on Schedule
1.01(~~b~~c).

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Subsidiary whose gross revenues or assets, as of any date for the preceding twelve (12) month period, constitute 5.0% or more of consolidated gross revenues or consolidated assets of the Borrower and its Subsidiaries.

“Single Employer Plan” means any Plan which is not a Multiemployer Plan.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter (excluding, for the avoidance of doubt, obligations and liabilities of any Subsidiary which ceases to be a Subsidiary as a result of a transaction permitted by this Agreement), direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan

Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Specified Dividend” means a one-time special dividend payment made or declared on or after the Amendment No. 1 Effective Date but prior to January 1, 2021 by the Borrower to the holders of its Equity Interests in an aggregate amount not to exceed $200,000,000.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Material Domestic Subsidiary that is party to the Subsidiary Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.07 hereto.

“Subsidiary Guaranty” means that certain Amended and Restated Guaranty dated as of the date hereof in the form of Exhibit H (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Supported QFC” has the meaning assigned to it in Section ~~9.18~~9.19.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“United States” or “U.S.” mean the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30)
of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19.

“U.S. Tax Compliance Certificate”  has  the  meaning  assigned  to  such  term  in Section 2.17(f)(ii)(B)(3).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally  to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Borrower’s compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in a manner satisfactory to the Borrower and Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed its Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Commitment.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in the currency of such Loan and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the seventh (7th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by violation of any regulations promulgated pursuant thereto or in violation of any other applicable Environmental Law where such violation could reasonably be expected to result, individually or together with other such violations, in a Material Adverse Effect.

SECTION 3.17. Security Interest in Collateral. The provisions of this Agreement and  the other Loan Documents create legal and valid perfected Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Lien has priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

SECTION 3.18. Tax Shelter Regulations. The Borrower does not intend to treat the Loans or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If  the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such treasury regulation.

SECTION 3.19. Anti-Corruption Laws and Sanctions.

(a)      The Borrower and its Subsidiaries, and, to the knowledge of a Responsible Officer, their Affiliates and their respective directors, officers, employees, and agents, have instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and applicable Sanctions, and have conducted their business in compliance with Anti-Corruption Laws and applicable Sanctions.

(b)     None of the Borrower or its Subsidiaries or to the knowledge of a Responsible Officer their Affiliates or their respective directors, officers, employees, agents or representatives acting or benefiting in any capacity in connection with this Agreement (i) is a Sanctioned Person; (ii) is a Person that is owned or controlled by a Sanctioned Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) in each case, could not reasonably be expected to result in any Sanctions Violation by, or liability to, a Lender, an Issuing Bank or the Administrative Agent, has engaged in, or is now engaged in, any dealings or transactions (1) with any Sanctioned Person, (2) in any Sanctioned Country, or (3) otherwise in violation of Sanctions.

SECTION 3.20. ~~EEA~~Affected Financial  Institutions.  No Loan Party is an ~~EEA~~Affected Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(g) zoning, land use and building restrictions, easements, rights-of-way, restrictions, covenants, encroachments and other similar encumbrances incurred in the ordinary course of business and that do not materially and adversely interfere with the ordinary conduct of the business of any Loan Party or any Subsidiary;

(h) all matters disclosed in the title commitments and policies, surveys and zoning reports delivered to the Administrative Agent pursuant to the terms of this Agreement;

(i) Liens incurred in the ordinary course of business to secure obligations to landlords, lessors or renters under leases or rental agreements or underlying leased properties for amounts incurred in the ordinary course of business that are not yet delinquent;

(j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by any Loan Party or any Subsidiary; provided that (i) such security interests are incurred, and the Indebtedness secured thereby is created, within ninety (90) days after such acquisition (or construction), (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such real property, improvements or equipment at the time of such acquisition (or construction), (iii) such security interests do not apply to any other property or assets of any Loan Party or any Subsidiary and (iv) the aggregate principal amount of Indebtedness secured by liens permitted by this subparagraph (j) shall not exceed $35,000,000 at any time outstanding;

(k) Liens (if any) on bills, drafts, trade acceptances, accounts receivable and any related assets arising in connection with Permitted Supplier Financings;

(l) the Secured Obligations; and

(m) Liens other than those referred to in subparagraphs (a) through (l) above, provided that the sum of the aggregate amount of all Indebtedness or other obligations which are secured or evidenced by Liens other than those referred to in subparagraphs (a) through (l) above plus the fair market value in the aggregate of properties sold by the Loan Parties in the sale and lease-back transactions permitted under Section 6.02, does not at any time exceed an amount equal to ~~the greater of (x)~~ $~~35,000,000 and (y) 10% of Consolidated Stockholders’ Equity~~25,000,000.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.01 (other than Permitted Encumbrances and the Secured Obligations) may at any time attach to any Loan Party’s Excluded IP.

SECTION 6.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that the Loan Parties shall be permitted to enter into any such arrangements to the extent that the sum of the fair market value in the aggregate of properties sold by the Loan Parties pursuant to all such arrangements, plus the aggregate amount of Indebtedness secured by Liens under paragraph (m) of Section 6.01, is not greater than an amount equal to the greater of (x)

$35,000,000 and (y) 10% of Consolidated Stockholders’ Equity.

SECTION 6.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for:

(a) Indebtedness of the Loan Parties;

(b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that, in addition to (i) the aggregate principal amount of loans and advances made by Loan Parties to Non-Loan Parties which are outstanding as of the Effective Date and set forth on Schedule 6.03(c) and (ii) the aggregate outstanding principal amount of loans and advances made by Loan Parties to Non-Loan Parties in reliance on clause (l) of the definition of “Permitted Investments”, not more than an aggregate amount of $~~75,000,000~~25,000,000 in loans or advances may be made and remain outstanding, at any time, by Loan Parties to Non-Loan Parties);

(c) Indebtedness incurred in connection with Internal Financing Transactions;

(d) Indebtedness consisting of Guaranty Obligations (other than Guaranty Obligations under this Agreement and the other Loan Documents) in an aggregate amount not to exceed $35,000,000 at any time;

(e) letters of credit outside of this Agreement;

(f) Indebtedness of Subsidiaries which are not Loan Parties in an aggregate amount for all such Subsidiaries, exclusive of Indebtedness incurred in connection with Guaranty Obligations and Internal Financing Transactions to the Borrower or other wholly-owned Subsidiaries, not to exceed an amount equal to ~~the greater of (x)~~ $~~50,000,000 and (y) 10% of Consolidated Stockholders’ Equity at any time~~25,000,000;

(g) Indebtedness and obligations owing under Banking Services Agreements; and

(h)  Indebtedness (if any) arising in connection with Permitted Supplier Financings, including obligations arising by law in connection with negotiation of bills, drafts and trade acceptances.

Notwithstanding anything herein to the contrary, none of the Loan Parties or any Subsidiary shall be permitted to create, incur, assume or suffer to exist any Indebtedness of a type described in clause (a), (b), (d), (g), (h) or (k) of the definition thereof in an amount greater than $~~50,000,000~~25,000,000 that (i) is scheduled to mature prior to the date which is thirty (30) days after the Maturity Date or (ii) that, by the terms of its governing document or documents, contains financial covenants that do not exist herein or that are more restrictive to the Borrower and/or its Subsidiaries than the financial covenants set forth herein, unless this Agreement is modified at such time to incorporate such additional or more restrictive financial covenants; provided that this sentence shall not apply to Indebtedness incurred in reliance on (1) clauses (b) or (c) of this Section 6.03 and (2) clause (a) of this Section 6.03 to the extent the applicable Indebtedness constitutes Obligations.

SECTION 6.04. Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary (other than any Margin Stock to the extent the value of such Margin Stock, determined in accordance with Regulation U, together with the value of other Margin Stock owned by the Loan Parties and their Subsidiaries, exceeds 25% of the aggregate value of the assets of the Loan Parties and their Subsidiaries), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets or capital stock of any other Person; provided that nothing in the foregoing shall prohibit:

(a) any Loan Party or any of its Subsidiaries from purchasing or selling inventory in the ordinary course of business in arm’s-length transactions;

(b) if (i) at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing and (ii) the Leverage Ratio shall be less than or equal to 4.00 to 1.00 after giving effect thereto on a Pro Forma Basis, (I) any Person from merging into the Borrower or any wholly-owned Subsidiary in a transaction in which the Borrower or such wholly-owned Subsidiary, as the case may be, is the surviving Person, and (II) the Borrower and any Subsidiary from acquiring all or any substantial part of the assets or capital stock of any other Person, provided that such acquisition or any series of related acquisitions by a Loan Party or any Subsidiary of the assets or all of the capital stock is not hostile and has been approved by such Person’s board of directors (any such transaction or series of transactions satisfying the requirements set forth in this subsection (b), a “Permitted Acquisition”) and further provided that, if the aggregate consideration paid in respect of such acquisition or series of related acquisitions is equal to or greater than $100,000,000, the Borrower shall provide the Administrative Agent with a certificate demonstrating to the reasonable satisfaction of the Administrative Agent (such certificate to be automatically deemed satisfactory if the Administrative Agent shall not have notified the Borrower to the contrary within five (5) Business Days of the delivery thereof) that the Borrower will be in compliance on a Pro Forma Basis upon the consummation of any such acquisition with all of the terms and provisions of the financial covenants set forth in Section 6.08 and Section 6.09;

(c) any Loan Party or any of its Subsidiaries from selling, transferring, leasing or otherwise disposing of (in one transaction or in a series of transactions) ~~during any fiscal year~~ in arm’s-length transactions (i~~) assets the fair market value of which is not more than 10% of Consolidated Total Assets calculated in accordance with GAAP, determined as of the beginning of such fiscal year (provided that the aggregate fair market value of all of the assets sold, transferred, leased or otherwise disposed of by the Loan Parties and all of their Subsidiaries in reliance on this clause (i) of this Section 6.04(c~~) during the term of this Agreement ~~shall not exceed,~~ following the Amendment No. 1 Effective Date assets the aggregate book value of which is not more than 20% of Consolidated Total Assets (provided that it is understood and agreed that any such calculation of Consolidated Total Assets made on or after the Amendment No. 1 Effective Date shall exclude the book value of all of the assets that are being disposed of pursuant to the Personal Care Disposition) calculated in accordance with GAAP as of the time of making any such sale, transfer, lease or disposition~~, 25% of Consolidated Total Assets calculated in accordance with GAAP~~ (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.04 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04)); provided, however, that prior to the consummation of any Asset Disposition, the Borrower shall deliver to the Administrative Agent a certificate demonstrating to the reasonable satisfaction of the Administrative Agent (such certificate to be automatically deemed satisfactory if the Administrative Agent shall not have notified the Borrower to the contrary within five (5) Business Days of the delivery thereof) that (y) the Borrower will be in compliance on a Pro Forma Basis upon the consummation of such Asset Disposition with all of the terms and provisions of the financial covenants set forth in Section 6.08 and Section 6.09 and (z) no Default or Event of Default shall then exist or will exist after giving effect thereto, (ii) any other assets to the extent the Revolving Loan is repaid with a corresponding reduction in the Commitments, or the commitments under other existing credit facilities are permanently reduced, by the amount of the proceeds received by the Loan Parties or any Subsidiary from the sale of such assets and (iii) the sale of the Securities Held and the Non-Operating Property Held;

(d) sales of bills, drafts, trade acceptances, accounts receivable and any related assets pursuant to any Permitted Supplier Financing;

(e) any Internal Financing Transaction;

(f) any Loan Party or any of its Subsidiaries from dissolving or disposing of any Subsidiary (other than Significant Subsidiaries);

(g) leases entered into in the ordinary course of business and subleases to the extent that such sublease does not materially and adversely affect the Borrower’s business;

(h) Permitted Investments; and

(i) the disposition of any real estate no longer used or useful in the Borrower’s business with a net book value of less than $6,000,000 in the aggregate.

SECTION 6.05. Dividends and Distributions. Declare or make, directly or indirectly,  any Restricted Payment; provided, however, that (a) any Subsidiary may declare and pay dividends or make other distributions to the Borrower, and any Internal Financing Subsidiary may declare and pay dividends or make other distributions to the Borrower or other wholly-owned Subsidiaries, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries ~~and~~, (c) if no Event of Default or Default shall have occurred and be continuing, the Borrower may make the Specified Dividend and (d) if no Event of Default or Default shall have occurred and be continuing, the Borrower may at any time after the Amendment No. 1 Effective Date declare and make any other Restricted Payment in an aggregate amount not at any time during the term of this Agreement ~~to exceed $130,000,000 plus, beginning with the fiscal quarter ending June 30, 2019, 50% of Consolidated Net Income for each fiscal quarter~~following the Amendment No. 1 Effective Date to exceed $75,000,000 (such amount, the “Maximum Basket Amount”); provided, that if the Leverage Ratio would be equal to or greater than 3.00 to 1.00 after giving effect to the making of any such Restricted Payment on a Pro Forma Basis, the maximum aggregate amount of Restricted Payments permitted by this Section 6.05(~~c~~d) at such time and for any fiscal quarter, for the avoidance of doubt, subject in all cases to the Maximum Basket Amount, shall be limited to the greater of (i) $4,750,000 and (ii) 50% of Consolidated Net Income for the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.04 (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.04).

SECTION 6.06. Transactions with Affiliates.  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of the foregoing transactions (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) in connection with Internal Financing Transactions, (c) any dividends or distributions permitted by Section 6.05, (d) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries and compensation arrangements for officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business or (e) transactions between or among the Borrower and its Subsidiaries (or an entity that becomes a Subsidiary of the Borrower as a result of such transaction) (or any combination thereof) not involving any other Affiliate.

ARTICLE VII

SECTION 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, or the Borrower shall fail to reimburse any Issuing Bank for any LC Exposure when due in accordance with the terms hereof, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise (or any Subsidiary Guarantor shall fail to pay on the Subsidiary Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder within the aforesaid period of time);

(c)  default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) or 5.05 or in Article VI;

(e) default shall be made in the due observance or performance by any Loan Party or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 7.01 (b), (c) or (d) above) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower;

(f) any Loan Party or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (which shall be deemed to include for purposes of this clause (f) any net liabilities of such Person in respect of Swap Agreements, as determined under GAAP) in an aggregate principal amount in excess of $25,000,000, when and as the same shall become due and payable; or (ii) fail to observe or perform any other term, covenant, condition or agreement on its part to be performed under any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or (iii) breach or default any Swap Agreement or Banking Services Agreement between any Loan Party and any Lender or Affiliate of a Lender if the effect of such breach or default is to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or any Significant Subsidiary, or of a substantial part of the property or assets of any Loan Party or any Significant

Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)     The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any claim, liability, loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank or any Dollar Amount thereof.

(c)      Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or any Issuing Bank and shall not be responsible to any Lender or any Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06. Acknowledgement of Lenders and Issuing Banks.

(a)        Each Lender represents that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or the Issuing Bank, in each case in the ordinary course of ~~its business and that~~business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and the Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, Co-Syndication Agent, Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, Co-Syndication Agent, Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)      Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, initiated by the Borrower) of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)          To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any ~~Indemnitee~~of the Administrative Agent, any Arranger and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than direct or actual damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such ~~Indemnitee~~Lender-Related Person, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)          All amounts due under this Section shall be payable not later than fifteen (15) days after written demand (together with reasonably detailed invoices) therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall  be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(2) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the

Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the Competitor List to each Lender or potential Lender requesting the same.

(v) The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Competitor.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute  a single contract.This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed ~~.~~pdf, or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic

Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent. and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.17. Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.18. Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)      the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

SECTION 9.19. Acknowledgement Regarding Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

SCHEDULE 2.01A

COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$~~54,375,000~~40,781,250

~~SUNTRUST~~TRUIST BANK	~~$54,375,000~~ $40,781,250

CITIZENS BANK, N.A.	~~$54,375,000~~ $40,781,250

PNC BANK, NATIONAL ASSOCIATION	~~$54,375,000~~
$40,781,250

U.S. BANK NATIONAL ASSOCIATION	$~~40,000,000~~30,000,000

BANK OF AMERICA, N.A.	$~~40,000,000~~30,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION	~~$40,000,000~~
$30,000,000
FIRST ~~TENNESSEE~~HORIZON BANK ~~NATIONAL ASSOCIATION~~	$~~32,500,000~~24,375,000

FIFTH THIRD BANK, NATIONAL ASSOCIATION	$~~32,500,000~~24,375,000

THE HUNTINGTON NATIONAL BANK	$~~32,500,000~~24,375,000

CITIBANK, N.A.	$~~32,500,000~~24,375,000

BBVA USA, AN ALABAMA BANKING CORPORATION	$~~32,500,000~~24,375,000

AGGREGATE COMMITMENT	$~~500,000,000~~375,000,000

Attachment to Compliance Certificate

Computation of Financial Covenants

A.	Section 6.05 Dividends and Distributions.

1.	Aggregate amount of Restricted Payments paid by Borrower	$__________________________

Maximum permitted aggregate amount of Restricted Payments paid by Borrower during the term of the Credit Agreement~~:~~		~~[___________]~~[2]
following the Amendment No. 1 Effective Date:		[___________][1]

B.	Section 6.08 Leverage Ratio.

1.	Consolidated Total Debt

	(a) Aggregate amount of Indebtedness (as set forth on Schedule 1 Line (l) to this attachment) of Borrower and Subsidiaries	$__________________________

2.	Consolidated EBITDA (as set forth on Schedule 2 to this attachment)	$__________________________

3.	Leverage Ratio (Line 1 ÷ Line 2)	__________________________

Maximum Leverage Ratio permitted:		4.00 to 1.00

C.	Section 6.09 Interest Coverage Ratio.

1.	Consolidated EBITDA (as set forth on Schedule 2 to this attachment)	$__________________________

2.	Consolidated Interest Expense	$__________________________

3.	Interest Coverage Ratio (Line 1 ÷ Line 2)	__________________________

Minimum Interest Coverage Ratio permitted:		3.00 to 1.00

2 ~~Refer to the limitations set forth in Section 6.05 of the Credit Agreement.~~
1 Refer to the limitations set forth in Section 6.05 of the Credit Agreement.

(b)	minus the following items included in the determination of Consolidated Net Income or Loss for such period:

	(i)	after-tax income related to discontinued operations;	$__________________________

	(ii)	total federal, state, local and foreign income tax benefits for continuing operations;	$__________________________

	(iii)	consolidated interest income;	$__________________________

	(iv)	non-cash gains and income for continuing operations classified as “unusual,” “extraordinary,” or which are related to plant shutdowns and/or restructurings;	$__________________________

	(v)	cash gains and income for continuing operations classified as “unusual,” “extraordinary,” or which are related to plant shutdowns and/or restructurings for any amount in excess of $10,000,000;	$__________________________

	(vi)	income related to changes in estimates for stock options accounted for under the fair value-based method;	$__________________________

	(vii)	income related to the application of the equity method of accounting; and	$__________________________

	(viii)	income related to adjustments in estimated fair value of investments accounted for under the fair value method of accounting;	$__________________________

(c)	plus cash dividends declared on investments in an amount not to exceed $10,000,000 for such period;		$__________________________

(d)	plus or minus, as applicable, pro forma EBITDA adjustments associated with acquisitions as if they occurred at the beginning of such period; and		$__________________________

(e)	plus or minus, as applicable, pro forma EBITDA adjustments associated with Asset Dispositions relating to continuing operations as if they occurred at the beginning of such period.		$__________________________

(f)	plus or minus, as applicable, pro forma EBITDA

adjustments to pension expense associated with the early payment of pension obligations as if they occurred at the beginning of such period
$____________________
Consolidated EBITDA		$__________________________